Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
ZoomInfo Technologies Inc.:
We consent to the use of our report included incorporated by reference herein.

/s/ KPMG LLP
Portland, Oregon August 19, 2020